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                                                                    EXHIBIT 10.8




                                         March 25, 1996



 Mr. George L. Perucco
 President and Chief Executive Officer
 Home Federal Savings and Loan Association of Elgin
 16 North Spring Street
 Elgin, Illinois 60120

 Dear Mr. Perucco:

  This letter sets forth agreement between Home Federal Savings and Loan Association of Elgin, Illinois ("Home Federal" or the "Association"), and RP Financial, LC. ("RP Financial"), whereby the Association has engaged RP Financial to prepare the regulatory business plan and financial projections to be adopted by the Association's Board of Directors pursuant to the formation of a holding company, concurrent with the Association's mutual-to-stock conversion. These services are described in greater detail below.

Description of Proposed Services
- --------------------------------

  RP Financial's business planning services will include the following areas:
(1) evaluating Home Federal's current financial and operating condition, business strategies and anticipated strategies in the future; (2) analyzing and quantifying the impact of business strategies, incorporating the use of net conversion proceeds both in the short and long term; (3) preparing detailed financial projections on a quarterly basis for a period of at least three fiscal years to reflect the impact of Board approved business strategies and use of proceeds; (4) preparing the written business plan document which conforms with applicable regulatory guidelines; and (5) addressing capitalization of the holding company and cash flows between the holding company and the Association. RP Financial will assist Home Federal in responding to regulatory comments pertaining to the business plan.


  Contents of the business plan will include: Philosophy/Goals; Economic Environment and Background; Lending, Leasing and Investment Activities; Deposit, Savings and Borrowing Activity; Asset and Liability Management; Operations; Records, Systems and Controls; Growth, Profitability and Capital; Responsibility for Monitoring this Plan.


Fee Structure and Payment Schedule
- -----------------------------------

  The Association agrees to compensate RP Financial for preparation of the business plan on a fixed fee basis of $12,500. Payment of the professional fees shall be made upon delivery of the completed business plan.

  The Association also agrees to reimburse RP Financial for those direct out-of-pocket expenses necessary and incidental to providing the business planning services. Reimbursable expenses will likely include shipping, telephone/facsimile printing, computer and data services, and shall be paid to RP Financial as incurred and billed. RP Financial will agree to limit reimbursable expenses for the appraisal and business plan services to $7,500, subject to written authorization from the Association to exceed such level.
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 RP Financial, LC.
 Mr. George L. Perucco
 March 25, 1996
 Page 2



  In the event the Association shall, for any reason, discontinue this planning engagement prior to delivery of the completed business plan and payment of the progress payment fee, the Association agrees to compensate RP Financial according to RP Financial's standard billing rates for consulting services based on accumulated and verifiable time expenses, not to exceed the fixed fee described above, plus reimbursable expenses incurred.

  If during the course of the planning engagement, unforeseen events occur so as to materially change the nature or the work content of the business planning services described in this contract, the terms of said contract shall be subject to renegotiation by the Association and RP Financial. Such unforeseen events may include changes in regulatory requirements as they specifically relate to Home Federal or potential transactions which will dramatically impact the Association such as a pending acquisition or a significant branch transaction.

                               * * * * * * * * * * *

  Please acknowledge your agreement to the foregoing by signing as indicated below and returning to RP Financial a signed copy of this letter.


                                   Sincerely,


                                    /s/ William E. Pommerening
                                    William E. Pommerening
                                    Chief Executive Officer
                                    and Managing Director



Agreed To and Accepted By:       George L. Perucco /s/ George L. Perucco
                                                  ----------------------------
                                 President and Chief Executive Officer

Upon Authorization by the Board of Director For:    Home Federal Savings and
                                                    Loan Association of Elgin
                                                    Elgin, Illinois


Date Executed: April 3, 1996